UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2018

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2018, International Business Machines Corporation (“IBM”) amended and restated (as amended and restated, the “Amended and Restated Five-Year Credit Agreement”) the existing $10.25 billion Five-Year Credit Agreement, dated as of November 10, 2011, among IBM, the several banks and other financial institutions from time to time parties thereto (the “Five-Year Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada, and Mizuho Bank Ltd., as Syndication Agents and the Documentation Agents named therein (as amended by the First Amendment thereto, dated October 16, 2014, the Second Amendment thereto, dated October 21, 2016, and the Third Amendment thereto, dated July 20, 2017, the “Existing Five-Year Credit Agreement”). On July 19, 2018, IBM and IBM Credit LLC (“IBM Credit”) (IBM and IBM Credit together, the “Borrowers”) (i) entered into a new $2.5 billion 364-Day Credit Agreement (the “New 364-Day Credit Agreement”) with the several banks and other financial institutions from time to time parties thereto (the “364-Day Lenders”), and (ii) amended and restated (as amended and restated, the “Amended and Restated Three-Year Credit Agreement”) the existing  $2.5 billion Three-Year Credit Agreement, dated as of July 20, 2017, among the Borrowers, the several banks and other financial institutions from time to time parties thereto (the “Three-Year Lenders,” together with the Five-Year Lenders and the 364-Day Lenders, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank Ltd., as Syndication Agents and the Documentation Agents named therein (the “Existing Three-Year Credit Agreement”).

The New 364-Day Credit Agreement permits the Borrowers to borrow up to an aggregate of $2.5 billion on a revolving basis at any time during the term of the New 364-Day Credit Agreement, subject to the terms therein. Neither Borrower is a guarantor or co-obligor of the other Borrower under the New 364-Day Credit Agreement. Funds borrowed may be used for the general corporate purposes of the Borrowers. Interest rates on borrowings under the New 364-Day Credit Agreement will be based on prevailing market interest rates plus a margin, as further described therein. The New 364-Day Credit Agreement contains customary representations and warranties, covenants, events of default and indemnification provisions.

Each of the Amended and Restated Three-Year Credit Agreement and the Amended and Restated Five-Year Credit Agreement, among other things, modify section 2.14 of the Existing Three-Year Credit Agreement and the Existing Five-Year Credit Agreement, respectively, to account for the potential discontinuation of LIBOR and extend the maturity of the Existing Three-Year Credit Agreement and the Existing Five-Year Credit Agreement to July 20, 2021 and July 20, 2023, respectively. The facility sizes of $2.5 billion and $10.25 billion, respectively, remain unchanged.

The foregoing descriptions of the New 364-Day Credit Agreement, the Amended and Restated Three-Year Credit Agreement and the Amended and Restated Five-Year Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the New 364-Day Credit Agreement, the Amended and Restated Three-Year Credit Agreement and the Amended and Restated Five-Year Credit Agreement, respectively, which are filed as Exhibits 10.1, 10.2 and 10.3 to this report, and are incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Borrowers for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

$2,500,000,000 364-Day Credit Agreement dated as of July 19, 2018, among International Business Machines Corporation and IBM Credit LLC, as Borrowers, the Several Lenders from time to time parties to such Agreement, JP Morgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

10.2

Amended and Restated $2,500,000,000 Three-Year Credit Agreement dated as of July 19, 2018, among International Business Machines Corporation and IBM Credit LLC, as Borrowers, the Several Lenders from time to time parties to such Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank, N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

10.3

Amended and Restated $10,250,000,000 Five-Year Credit Agreement dated as of July 19, 2018, among International Business Machines Corporation, as the Borrower, the Several Lenders from time to time parties to such Agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank, N.A., and Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 20, 2018

	By:	/s/ Christina Montgomery
Name: Christina Montgomery
Title: Vice President, Assistant General Counsel and Secretary